UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2023

Astra Space, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39426	85-1270303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Skyhawk Street
Alameda, California	94501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 278-7217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTR	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Agreement

On August 14, 2023, Astra Space, Inc. (the “Company”) entered into a Settlement Agreement and General Release (the “Settlement Agreement”) with Fortis Advisors, LLC (the “Representative”), acting solely in its capacity as representative of certain holders (the “Apollo Holders”) as specified in that certain Agreement and Plan of Merger (the “Merger Agreement”), dated June 5, 2021, among the Company, Apollo Fusion, Inc. (“Apollo”), Artemis First Merger Sub, Inc., Apollo Fusion, LLC and the Representative, pursuant to which the Company acquired Apollo. Under the terms of the Merger Agreement, holders of Apollo were entitled to earnout payments in connection with the achievement of certain milestones on or before December 31, 2023.

Pursuant to the Settlement Agreement, the Company had the option to pay to the Apollo Holders, in the sole discretion of the board of directors of the Company (the “Board”), either: (i) a cash payment in the amount of $2.0 million in immediately available funds, plus that number of immediately freely tradeable shares of Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”), determined by dividing $8.0 million by the 10-day volume weighted average price of the Class A Common Stock as calculated in accordance with the Settlement Agreement; or (ii) a cash payment of $7.0 million.

On September 29, 2023, the Board elected to settle its obligations to the Apollo Holders through the issuance of shares of Class A Common Stock, valued at $8.0 million and the payment of $2.0 million in cash on October 2, 2023. However, due to limitations on the number of shares of Class A Common Stock that could be issued without stockholder approval under Nasdaq Listing Rule 5635(d), the Settlement Agreement was amended on October 2, 2023 (the “First Amendment”), pursuant to which the Company issued 3,708,520 shares of Class A Common Stock to the Apollo Holders and paid the Apollo Holders $2.0 million in cash. Pursuant to the First Amendment, the Company had a period of 60 days to obtain stockholder approval to issue shares of Class A Common Stock having an aggregate value of $866,661.78, plus interest accruing at a rate of 6.0% per annum.

On November 29, 2023, the Settlement Agreement was further amended (the “Second Amendment”) to provide that the Company will pay to the Apollo Holders, on or before December 1, 2023, the aggregate cash amount of $550,330.23, in full and complete satisfaction of all outstanding obligations under the Settlement Agreement, which includes the release of the Company from any further obligations to make earnout payments under the Merger Agreement.

The foregoing summary of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the copy of the Second Amendment filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment #2 to Settlement Agreement and General Release.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 1, 2023	Astra Space, Inc.

	By:	/s/ Axel Martinez
	Name:	Axel Martinez
	Title:	Chief Financial Officer